Exhibit 99.1

The estimated expenses incurred by Duke Realty Corporation (the “Company”) in connection with its issuance and sale of 7,000,000 shares (the “Shares”) of its common stock, $0.01 par value per share (the “Common Stock”), are set forth in the following table:

SEC Registration Fee*	$9,150
Printing and Engraving Costs	$20,000
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$20,000
Blue Sky Fees and Expenses	$0
Miscellaneous	$30,885
Total	$130,000

*                    On July 31, 2006, the Company and Duke Realty Limited Partnership (the “Operating Partnership”), a limited partnership of which the Company is the sole general partner, filed with the Securities and Exchange Commission an Automatic Shelf Registration Statement (the “Registration Statement”) on Form S-3 for the registration of an indeterminate amount of various securities, including, without limitation, shares of the Company’s Common Stock. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Company and the Operating Partnership deferred payment of all registration fees at the time of the filing of the Registration Statement. Accordingly, the Company paid a registration fee of $9,150 in connection with the issuance and sale of the Shares.